EXHIBIT 10.43

                Connecticut State Department of Education
                        Office of Child Nutrition
                         25 Industrial Park Road
                   Middletown, Connecticut 06457-1543


                          FOOD SERVICE CONTRACT

     FOOD SERVICE MANAGEMENT COMPANY (FSMC) CONTRACTS UNDER $100,000

           SMALL PURCHASE PROCEDURE (PRICE OR RATE QUOTATIONS)

As required under CACFP regulations 7 CFR Part 226, any sponsor who purchases meals from an organization or company other than a school food authority that operates its own food service must comply with competitive bidding procedures when the value of the contracted meals is $100,000 or more. If, however, the aggregate value of the contract is UNDER $100,000, a sponsor may use the small purchase procedure as a procurement method and obtain price or rate quotations from an adequate number of qualified sources. Sponsors purchasing meals from a FSMC for the first time must estimate the annual value of the agreement to determine the appropriate procedure.

A SAMPLE Food Service Contract is enclosed that provides the terms and responsibilities for both parties. A public agency may use their customary form of contract if it incorporates all the provisions in the attached contract.

The duration of the contract is limited to ONE (1) YEAR. Sponsors must ensure that all procurement transactions are conducted in a manner that provides maximum open and free competition.

 PROCEDURE FOR AN UNDER $100,000 CONTRACT USING PRICE OR RATE QUOTATIONS

     * Contact an adequate number of qualified FSMC's (three is standard, must be two) to obtain written or oral price or rate quotations. Provide potential vendors with the CACFP meal pattern and sample menu. Maintain a written record of the quotations obtained, including all vendors contacted, even if they declined to provide a price or price quotation, dates, and prices quoted.

     * Accept the lowest quote and complete the Food Service Contract for a one-year period.

     * Prior to the effective date of the contract, submit the following to the Office of Child Nutrition

                         Copy of signed contract
                         List of all FSMC's contacted
                         Copy of written record of price or rate
                         quotations
                         Menu (one month or cycle) as agreed upon by both parties.

Sponsors who elect and are eligible to use the small purchase procurement method must reference the attached applicable program regulation, 7 CFR section 226.6(i)

Sponsors ineligible to use price and rate quotations or who elect to use competitive sealed bids (formal advertising) must contact the Office of Child Nutrition for required procedures.

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                          FOOD SERVICE CONTRACT

The purpose of this contract is to provide meals by the Contractor to the Contractee's facilities in accordance with the Child and Adult Care Food Program (CACFP) Regulations. [226.6(i)(6)]

                                This is a contract between

                    CONTRACTEE (BUYER)            CONTRACTOR (SELLER)

Name                                          Lindley Food Service Corp.
                  --------------------------  --------------------------
Address                                       201 Wallace St.
                  --------------------------  --------------------------
City, State, Zip                              New Haven, CT
                  --------------------------  --------------------------
Phone                                         203 777-3578
                  --------------------------  --------------------------
Contact Person                                Gil Rossomando
                  --------------------------  --------------------------

This contract covers the period beginning

__________________________ and ending __________________________.

The terms and conditions of this contract are as follows:

1. Meals prepared under this contract by the Contractor must comply with the meal patterns and components as required in Part 226.20 of the CACFP regulations. [226.6(i)(10)].

2.   The Contractor will prepare the meals,    [ ] with or [X] without
     milk, [ ] unitized or [X] in bulk, listed below for the Contractee at the following unit prices

                      MEAL              PRICE PER
                                          MEAL

                    Breakfast            $.90 (delivered day before)
                                         --------

                    Lunch                $1.90
                                         --------

                    Supper               $
                                         --------

                    Snack Supplement(s)  $.55
                                         --------

3. The Contractee must advise the Contractor of the time of daily delivery and the names and addresses of the facilities to be furnished meals by the Contractor. (226.6(i)(1)]

4. The Contractee must advise the Contractor of increases/decreases of required meals not later than 9:00 a.m. [226.6(i)(9)]

5. The Contractor must have State or local health certification for the facility in which the meals are prepared for the Contractee. The Contractor must insure that health and sanitation requirements are met at all times. [226.6(I)(3)]

6. The Contractee/Contractor must provide menus to the Contractee on a Cycle Menu (weekly/monthly) basis if no cycle menus are used; if cycle menus are used, they must be furnished monthly or as the cycle runs. [226.6(i)(4)]

7.   The Contractor may not subcontract any portion of this contract.

8. The Contractor must maintain all records supported by invoices, receipts or other evidence the Contractee may need to meet its responsibilities. [226.6(i)(2)]

9. The Contractee may take adverse action against the Contractor for any noncompliance with the terms of this contract; this includes disallowed, spoiled, or unwholesome meals, or meals that do not meet the meal requirements. [226.6(i)(7)]

10. The Contractee will not pay for meals that are delivered beyond the agreed upon delivery time. [226.6(i)(8)]

11. The Contractor will present an invoice and delivery receipts within 10 working days following the end of the preceding month for meals delivered. The Contractee will submit payment to the Contractor within 20 days of receipt of the invoice.

12. The books and records pertaining to the Contractor's and Contractee's food service operation shall be available for inspection and/or audit by representatives of the State agency; USDA, Food and Consumer Service; the U.S. General Accounting Office; USDA, Office of the Inspector General, at any reasonable time and place. These records must be retained for a period of three years from the date of receipt of final payment under this contract, or in cases where an audit remains unsolved, until such time as the audit is resolved. [226.5(i)(5)]

This contract may be terminated by either party upon submission to the other party of written notice at least 30 days prior to the date of termination. A copy of the termination letter must be sent to the State agency.

Contractee                          Contractor Lindley Food Service Corp.
          -------------------------           ---------------------------

Signed   /s/                        Signed   /s/Gil Rossomando, President
         -------------------------           ----------------------------

Date     12/10/01                   Date     Nov. 27, 2001
         -------------------------           ---------------------------